Consent of Independent Auditors

We consent to the use of our report dated May 5, 1998 with respect to the financial statements of CyclO3PSS Corporation for the years ended February 28, 1998 and 1997 included in the Annual Report (Form 10-KSB) of CyclO3PSS Corporation for the year ended February 28, 1998.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-83586) pertaining to the CyclO3PSS Medical Systems, Inc.
Amended 1992 Stock Option Plan; CyclO3PSS Medical Systems, Inc. 1993 Non-Employee Director Stock Option Plan; and Written Agreements between CyclO3PSS Medical Systems, Inc. and Certain Officers, Directors, and Employees of CyclO3PSS Corporation, the Registration Statement (Form S-8 No. 333-10567) pertaining to Consulting Agreement of John Sloan, and the Registration Statement (Form S-3 No. 333-41737) and related Prospectus of CyclO3PSS Corporation of our report dated May 5, 1998, with respect to the consolidated financial statements of CyclO3PSS Corporation included in this Annual Report (Form 10-KSB) for the year ended February 28, 1998.


                                          ERNST & YOUNG LLP


Salt Lake City, Utah
May 28, 1998